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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY



1.   Mental Health Outcomes, Inc., a Delaware corporation.

2. Horizon Mental Health Management, Inc., a Texas corporation formerly known as Horizon Mental Health Services, Inc., is the successor by merger to Horizon Mental Health Services, Inc., a Delaware corporation formerly known as Horizon Health Management Company.

3.   HHG Colorado, Inc., a Colorado corporation, d/b/a Mountain Crest Hospital,
     Inc.

4.   HHMC Partners, Inc., a Delaware corporation.

5. Florida Professional Psychological Services, Inc., a Florida corporation, d/b/a Professional Psychological Services, Inc.

6.   Geriatric Medical Care, Inc., a Tennessee corporation.

7.   Clay Care, Inc., a Texas corporation.

8.   Specialty Rehab Management, Inc., a Delaware corporation.

9. Psychiatric Management Services Company, a Delaware corporation. (Dissolved 10/9/97)

10. Acorn Behavioral HealthCare Management Corporation, a Pennsylvania corporation. Purchase date 10/31/97.